UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2021

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices and Zip Code)

(234) 285-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2021, Lordstown EV Corporation (“Lordstown EV”), a Delaware corporation and wholly-owned subsidiary of the Lordstown Motors Corp. (the “Company”), the Company, Foxconn EV Technology, Inc., an Ohio corporation and affiliate of Hon Hai Technology Group (“Foxconn”), and Foxconn (Far East) Limited, a Cayman Islands exempted company, entered into an asset purchase agreement (the “Asset Purchase Agreement”) to establish certain of the definitive terms contemplated by the Agreement in Principle that the Company and Foxconn entered into on September 30, 2021.

Pursuant to the Asset Purchase Agreement, among other items, Foxconn agreed to purchase the facility located in Lordstown, Ohio owned by Lordstown EV and certain related assets, including manufacturing equipment and related intellectual property rights, but excluding the hub motor assembly line, battery module and packing line assets, intellectual property rights relating to the Endurance and certain other intellectual property rights and other excluded assets, and Foxconn agreed to assume certain contracts relating to the purchased assets and certain liabilities of Lordstown EV. As consideration for the asset purchase, Lordstown EV will be paid a purchase price of $230 million and a reimbursement payment for certain operating and expansion costs incurred by Lordstown EV during the period leading up the closing of the transactions contemplated by the Asset Purchase Agreement. At or prior to the closing, it is expected that certain manufacturing and operational employees will become employees of Foxconn.

The Asset Purchase Agreement provides, among other things, as follows:

•	Within 5 business days following the signing of the Asset Purchase Agreement, Foxconn will pay Lordstown EV a down payment equal to $100 million and thereafter will make additional down payments in the amount of $50 million on February 1, 2022 and $50 million on the earlier of (i) April 15, 2022 and (ii) 15 days after the parties enter into a contract manufacturing agreement, but no sooner than February 1, 2022, in each case subject to the Company and Lordstown EV maintaining certain minimum cash balances and provided an event has not occurred that would permit Foxconn to terminate the Asset Purchase Agreement due to a casualty or condemnation event or a breach of the Asset Purchase Agreement. If the Asset Purchase Agreement is terminated or if the transaction does not close prior to the later of (i) April 30, 2022 and (ii), if CFIUS clearance is still pending on April 30, 2022, 10 days after the transaction is cleared by the U.S. government’s Committee on Foreign Investment in the United States (“CFIUS”), Lordstown EV is obligated to repay the down payments plus accrued interest to Foxconn, and such potential repayment obligation is secured by Lordstown EV’s assets.

•	In connection with the closing, the Company will issue warrants to Foxconn that are exercisable until the third anniversary of the closing for 1.7 million shares of Class A common stock at an exercise price of $10.50 per share.

•	In connection with the closing, the parties would enter into (i) a contract manufacturing agreement whereby Foxconn would manufacture the Endurance at the Lordstown, Ohio facility for Lordstown EV (the “CMA”) and (ii) a long-term lease agreement whereby Foxconn would lease to Lordstown EV up to 30,000 square feet of space located at the Lordstown, Ohio facility for its Ohio-based employees (the “Lease”).

The obligation of each of Foxconn and Lordstown EV to consummate the transactions contemplated by the Asset Purchase Agreement is subject to certain closing conditions, including, but not limited (a) the parties entering into the CMA and the Lease, (b) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (c) receipt of a communication that CFIUS has concluded that the transaction is not a “covered transaction” or that CFIUS has completed its review of the transaction and determined there are no national security concerns with the transaction. In the event the Asset Purchase Agreement is terminated as a result of the failure to obtain clearance from CFIUS due to Foxconn’s failure to undertake mitigation that is acceptable to CFIUS, Foxconn is obligated to pay Lordstown EV a termination fee equal to $2,300,000.

Prior to the closing, the Company and Foxconn will also use commercially reasonable efforts to enter into the agrements described below, but the signing of such agreements is not a condition to closing:

•	a joint venture agreement whereby, among other items, the parties will allocate engineering resources to jointly design, engineer, develop, validate, industrialize and launch vehicle programs for the commercial vehicle market in North America and internationally, including the granting of certain rights for the parties to commercialize such programs;

•	a licensing agreement pursuant to which the Company would license to Foxconn the Company’s intellectual property relating to its frame, rolling chassis and other technologies, subject to reasonable royalties or licensing fees and other terms mutually agreed to by the parties; and

•	an agreement pursuant to which, during the period between signing and closing, the industrialization, facility and operations teams of the Company will provide support to Foxconn on homologation, industrial engineering, site preparation and other areas in support of Foxconn’s non-Company vehicles and non-Endurance-specific investments, new buildings and infrastructure maintenance and improvements.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release the Company issued regarding the Asset Purchase Agreement is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 above is incorporated by reference into this Item 3.02. The warrants will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement, dated November 10, 2021, by and among Lordstown Motors Corp., Lordstown EV Corporation, Foxconn EV Technology, Inc., and Foxconn (Far East) Limited
99.1	Press Release issued by Lordstown Motors Corp., dated November 10, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

Date: November 10, 2021	By:	/s/ Thomas V. Canepa
Thomas V. Canepa
General Counsel and Corporate Secretary